Exhibit 3.11

THE COMPANIES ORDINANCE (Chapter 32)

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

DOW CHEMICAL (Hong Kong) LIMITED

1. The name of the Company is “DOW CHEMICAL (Hong Kong) LIMITED”.

2. The Registered Office of the Company will be situate in the Colony of Hong Kong.

3. The objects for which the Company is established are:—

(a)	To carry on all or any of the businesses of manufacturing, importing, dealing in, developing, preparing and selling chemicals, petrochemicals, plastics, bio-products and metals of any kind whatsoever.

(b)

To carry on the business of selling, distributing, manufacturing and agents for manufacturers of chemical drugs, medicinal, pharmaceutical, proprietary and patent preparations of all kinds, including toilet preparations and cosmetics, and also of food-stuffs and products, and also of products used or intended to be used for agricultural or horticultural or veterinary or sanitary or disinfectant or preservative purposes, insecticides, herbicides and germicides and substances and articles used or intended to be used for photographic and scientific purposes and chemicals and substances of any kind to be used in the production of any of the foregoing.

(c)	To carry on the business of exploration, refining and marketing of petroleum and petroleum products.

(d)	To carry on the businesses of importers and manufacturers of and dealers in all or any one or more of the said preparations, substances and articles and also to carry on the businesses of manufacturing and pharmaceutical and general chemists and druggists, and of importers and manufacturers of and dealers in all kinds of boxes, cases and packing materials.

(e)	To carry on business as shippers, general and manufacturer’s agents, commission agents and insurance agents, brokers, managers, distributors, warehousemen, contractors and builders.

(f)	To obtain grants of, purchase, take on lease, exchange, hire or otherwise acquire or obtain options over, any real or personal property and any patents, licences, rights or privileges which the Company may think necessary or convenient with reference to any of its objects, or capable of being profitably dealt with in connection with any of the Company’s property or rights for the time being.

(g)	To erect and construct, either by the Company or through other parties, houses, buildings, or works of every description on any land of the Company or upon any other lands and premises, and to pull down, rebuild, enlarge, alter and improve houses, buildings or works thereon.

(h)	To develop and turn to account any land acquired by or in which the Company is interested and in particular, by laying out and preparing the same for building purposes, constructing, making, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, by paving, draining, letting on building lease or agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(i)	To sell, improve, manage, develop, lease, mortgage, sub-mortgage, pledge, farm out, sub-let, dispose of, or otherwise deal with all or any of the lands, stock-in-trade, furniture, plant, machinery, goodwill or any property of the Company, and the rights, interests and privileges therein.

(j)	To enter into any arrangements with any governments or authorities, supreme, municipal, local, or otherwise, that may seem conducive to the Company’s objects or any of them, and to obtain from such government or authority any rights privileges and concessions which the Company may think it desirable to obtain, and to carry out exercise and comply with any such arrangements rights privileges and concessions and to oppose the grant to any other person or company of similar rights, concessions and privileges.

(k)	To construct, equip, improve, maintain develop alter work manage carry out or control any buildings roads ways tramways railways branches or sidings bridges reservoirs water-courses telephones electric works factories warehouses and other works and buildings or conveniences which are necessary or convenient for the purposes of the Company or which may seem calculated directly or indirectly to advance the Company’s interests and to contribute to subsidise or otherwise assist or take part in the construction improvement alteration maintenance working management carrying out or control thereof.

(l)	To acquire, hold, sell, exchange, surrender, convert or dispose of shares, stock, debentures, debenture stock, annuities, bonds, options, loans or other obligations or securities, issued or guaranteed by any company, corporation or association or by any government or public body or other local or municipal authority and to acquire any such shares, stock, debentures, debenture stock, bonds, options, loans, or other obligations or securities by original subscription, tender, purchase, exchange or otherwise, and to subscribe for the same, either conditionally or otherwise, and to underwrite, sub-underwrite or guarantee the subscription thereof in any manner.

(m)	To give any indemnity or guarantee in relation to any matter arising in the course of the business of the Company, or for the performance of contracts or obligations of whatever nature by any person or company or body, including any indemnity or guarantee with reference to the payment of any shares, stock, debentures, debenture stock, bonds, loans or other obligations or securities or the dividends or interest thereon.

(n)	To purchase or otherwise acquire and undertake all or any part of the business, property, goodwill and liabilities of any person, firm or company carrying on any business which this Company is authorised to enter into or carry on, or possess of property suitable for the purposes of this Company, or to acquire the control of, or the shares or any part of the shares of, any such company, or any interest therein.

(o)	To borrow, raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, perpetual or otherwise, mortgages or other instruments for securing the payment thereof with or without a charge upon all or any of the Company’s property or assets (both present and future), including its uncalled or unpaid capital, and to purchase, redeem and pay off any such securities, and to re-issue any such securities for such consideration or purpose as may be thought fit.

(p)	To sell, let on lease, grant licences, easements and other rights over, exchange or dispose of the lands, rights, assets and undertaking of the Company or any part or parts thereof, for such consideration as the Company may think fit, and in particular for shares, stock, debentures, debenture stock, securities or obligations of any other company.

(q)	To amalgamate with, or enter into partnership, or into any arrangement for sharing profits, union of interests, joint adventure, reciprocal concession or co-operation, with any person or company carrying on or engaged in or about to carry on or engage in any business, transaction or enterprise which this Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company, and to take or otherwise acquire and hold shares, securities or obligations in any such company, and to sell, hold, re-issue, with or without guarantee, or otherwise deal with the same.

(r)	To promote or assist in the promotion of any other company or companies for the purpose of acquiring or undertaking all or any of the assets and liabilities of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company or to advance the objects or interests thereof, and to take and otherwise acquire and hold shares in any such company or companies, and to lend money to any guarantee the payment of any debentures or other securities issued by any such company or companies and the interest thereon.

(s)	To draw, make, accept, endorse, execute, issue, negotiate, purchase, lend money upon and discount promissory notes, bills of exchange, charter-parties, bills of lading, warrants and other negotiable or transferable instruments or securities.

(t)	To lend, advance or deposit money or assets to or with such persons or companies, for such purposes and on such terms and conditions, as may be considered expedient, and either with or without security, and to receive money and securities on deposit at interest or for safe custody or otherwise.

(t-i)	To buy, sell and deal in foreign exchange and in notes, open accounts and other similar evidence of debt, to purchase, subscribe for, borrow, acquire, hold, own, sell, exchange, assign, transfer, mortgage, pledge, hypothecate, guarantee deal in and otherwise effect any and all transactions of any kind, charter or description whatsoever, in or with respect of securities, and with respect to foreign exchange, acceptance and commercial paper of every kind, charter or description whatsoever except bills of exchange.

(u)	To issue securities which the Company has power to issue by way of security and indemnity to any company or persons whom the Company has agreed, or is bound or willing to indemnify, or in satisfaction of or as security for any liability undertaken or agreed to be undertaken by the Company, and generally in every respect upon such terms and conditions and for such consideration as the Company may think fit.

(v)	To pay for any property or rights acquired by the Company, and for any services rendered or to be rendered to the Company, either in cash or in shares, with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any securities or obligations which the Company has power to issue, or partly in one mode and partly in another or others.

(w)	To distribute among the members in specie by way of dividend or bonds or upon a return of capital any property or assets of the Company, or any proceeds of sale or disposal of any property assets of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(x)	To establish and support, or aid in the establishment and support of, associations, institutions, funds, trusts and conveniences calculated to benefit any of the official or empolyees or ex-officials or ex-employees of the Company, or its predecessors in business, or dependants or connections of such persons, and to grant pensions allowances, gratuities and bonuses to any of such persons or their dependants or connections, and to make payments towards insurance, and to subscribe or guarantee money for any national, charitable or benevolent objects, or for any exhibition, or to any trade or other association, or for any public, general or useful object, and to make gifts and bonuses to persons in the employment of the Company.

(y)	To pay all expenses incidental to the formation or promotion of this or any other company, and to remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in or debentures or debenture stock or other securities of the Company, or in or about the promotion, formation or business of the Company or of any other company promoted wholly or in part by this Company.

(z)	To carry on any other business or businesses whatsoever and wheresoever which may, in the opinion of the Company, be conveniently carried on in connection with any business which the Company is authorised to carry on, or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s properties or rights.

(aa)	To procure the Company to be recognised or registered in any part of the world outside Hong Kong.

(bb)	To hold in the names of others any property which the Company is authorised to acquire, and do all or any of the above things in any part of the world, and either as principal, agent, trustee, contractor or otherwise, and by or through agents, trustees, sub-contractors or otherwise and either alone or in conjunction with others.

(cc)	To make donation for partriotic or for charitable purposes and to transact any lawful businesses in aid of Hong Kong in the precaution of any war or hostilities in which Hong Kong is engaged.

(dd)	To do all such other things as are incidental to or connected with any of the above objects, or conducive to the attainment thereof, or otherwise likely in any respect to be advantageous to the Company.

And it is hereby declared that the words “company” and “corporation” in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in Hong Kong or elsewhere and further the intention is that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be independent main objects and be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

4. The liability of the Members is limited.

5. The capital of the Company is HK$1,100.000 divided into 11,000 shares of HK$100.00 each. Upon any increase of capital the Company is to be at liberty to issue any new shares either in Hong Kong Dollars or in any other currency or partly in one currency and partly in another and with preferential, deferred, qualified or special rights, privileges or conditions attached thereto. The rights for the time being attached to any shares having preferential, deferred, qualified or special rights, privileges or conditions attached thereto, may be altered or dealt with in accordance with the accompanying Articles of Association, but not otherwise.

We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:

THE COMPANIES ORDINANCE (Chapter 32)

Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

DOW CHEMICAL (Hong Kong) LIMITED

Interpretation

1. The marginal notes shall not affect Interpretation the construction thereof. In these presents, unless there be something in the subject or context inconsistent therewith:—

“The Ordinance” means the Companies Ordinance, Chapter 32 of the Revised Edition, 1964 and any Statutory Modification thereof.

“These presents” means these Articles of Association and the regulations of the Company for the time being in force.

“The Directors” means the Directors for the time being of the Company.

“The Board” means the Board of Directors for the time being of the Company.

“The Office” means the Registered Office for the time being of the Company.

“The Register” means the Register of Members to be kept pursuant to the Ordinance.

“Seal” means the Common Seal of the Company.

“Dividend” includes bonus.

“Month” means calendar month.

“Year” means year from the 1st January to the 31st December inclusive.

“In writing” and “written” include printing, lithography, and other modes of representing or reproducing words in a visible form.

Words importing the singular number only include the plural number and vice versa.

Words importing the masculine gender only include the feminine gender.

Words importing persons include corporations.

2. Subject to the preceding Article, any words defined in the Ordinance shall if not inconsistent with the subject or context bear the same meaning in these presents.

Table “A”

Table “A” not to apply

3. The regulations contained in Table “A” in the First Schedule to the Companies Ordinance, shall not apply to the Company.

Private Company

4. The Company is to be a private company and:—

Limiting number of members

(a)	The number of members for the time being of the Company (exclusive of persons who are for the time being in the employment of the Company and of persons who having been formerly in the employment of the Company were while in such employment and have continued after the determination of such employment to be members of the Company) is not to exceed fifty, but where two or more persons hold one or more shares in the Company jointly, they shall, for the purposes of this paragraph, be treated as a single member.

(b)	Any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is hereby prohibited.

(c)	The right of transfer of shares shall be restricted as hereinafter provided.

Branch businesses

5. Any branch or other business which by the Memorandum of Association of the Company is authorised to be undertaken by the Company may be undertaken by the Directors and carried on or discontinued at any time or times as the Directors shall think fit.

Funds not to be employed in dealing with Company’s shares

6. No part of the funds of the Company shall be employed by the Directors of the Company in the purchase of or lent on the Company’s shares.

Cheques, etc.

7. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, shall be made, signed, drawn, accepted and endorsed, or otherwise executed, as the case may be, on behalf of the Company in such manner as shall from time to time be determined by the Directors.

Share Capital

Authorised Capital

8. The authorised capital of the Company is HK$1,000.00 divided into 10 shares of HK$100.00 each.

First issue of shares

9. Subject to any direction to the contrary which may be given by the Company in General Meeting, all shares in the original and any increased capital of the Company, subsequent to the first issue after incorporation, shall in the first instance be offered to the members in proportion as nearly as the circumstances admit to the existing shares held by them and such offer shall be made by notice specifying the number of shares to which the member is entitled and limiting a time within which the offer, if not accepted, shall be deemed to be declined and, after the expiration of such time or upon receipt of notice from the member that he does not accept the shares offered, the Directors may allot or otherwise dispose of the same to such person and upon such terms as they think fit.

Issue of Redeemable Preference shares

10. The Company may by special resolution authorise the issuance of Preference shares which are, or at the option of the Company are, liable to be redeemed. Subject to the provisions of Section 49 of the Ordinance the redemption of all such Redeemable Preference shares, may be effected on such terms, in such priority and in such manner as the Directors may from time to time determine.

Return of Allotments

11. As regards all allotments from time to time made, the Directors shall duly comply with the Ordinance.

Trusts not recognised

12. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not except as ordered by a Court of competent jurisdiction or as by statute required be bound to recognize any equitable or other claims to or interest in such share on the part of any other person.

Share Certificates

Certificates

13. The certificates of title to shares shall be issued under the seal of the Company and signed by one Director.

Members’ right to certificates

14. Every member shall be entitled to one certificate for all the shares registered in his name or to several certificates each for one or more of such shares. Every certificate of shares shall specify the number and denoting numbers of the shares in respect of which it is issued and the amount paid up thereon.

As to issue of new certificate in place of one defaced, lost, or destroyed

15. If any certificate be worn out or defaced then upon production thereof to the Directors they may order the same to be cancelled and may issue a new certificate in lieu thereof and if any certificate be lost or destroyed then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given a new certificate in lieu thereof shall be given to the person entitled to such lost or destroyed certificate.

Fees

16. Every member shall be entitled to one certificate gratis, but for every subsequent certificate issued to him the sum of $5 or such smaller sum if any as the Directors may determine shall be paid to the Company for every certificate issued.

Calls on Shares

Shares may be issued subject to different conditions as to calls etc.

17. The Company may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and the time of payment of such calls.

Instalments on shares to be duly paid

18. If by the conditions of allotment of any share the whole or part of the amount thereof shall be payable by instalments every such instalment shall when due be paid to the Company by the holder of the share.

Calls

19. The Directors may from time to time make such calls as they think fit upon the Members in respect of all moneys unpaid on the shares held by them respectively and not by the conditions as to allotment thereof made payable at fixed times and each Member shall pay the amount of every call so made on him to the person and at the time and place appointed by the Directors. A call may be made payable by instalments.

Instalment similar to call

20. If by the terms of the issue of any shares or otherwise any amount is made payable at any fixed time or by instalments at any fixed times such amount or instalments shall be payable as if it were a call duly made by the Directors and of which due notice had been given; and all provisions hereof with respect to the payment of calls and interest thereon or to the forfeiture of shares for nonpayment of calls shall apply to such amount or instalments and the shares in respect of which they are payable.

When call deemed to have been made

21. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

Notice of call

22. Twenty-one days’ notice of any call shall be given specifying the time and place of payment and to whom such call shall be paid.

When interest on call, or instalment payable

23. If the sum payable in respect of any call or instalment be not paid on or before the day appointed for payment thereof, the holder for the time being of the share in respect of which the call shall have been made, or the instalment shall be due, shall pay interest for the same at the rate of 10 per cent per annum from the day appointed for the payment thereof to the time of the actual payment or at such other rate as the Directors may determine but the Directors may, if they think fit, remit the payment of such interest, or any part thereof.

Evidence in action for call

24. At the trial or hearing of any action or other proceedings for the recovery of any money due for call, it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders of the shares in respect of which such call was made that the resolution making such call is duly recorded in the minute book of the Directors and that notice of such call was duly given to the member sued according to the provisions of these presents and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matter whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of a debt due from the member sued to the Company.

Payment of call in advance

25. The Directors may if they think fit receive from any member willing to advance the same and either in money or money’s worth all or any part of the capital due upon the shares held by him beyond the sums actually called for and upon the amount so paid or satisfied in advance or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made the Company may pay interest at such rate as the member paying such sum in advance and the Directors agree upon.

Transfer and Transmission of Shares

Transfer

26. Shares shall be transferable subject as hereinafter mentioned.

Signatures on transfer

27. The instrument of transfer of any share shall be signed by both the transferor and the transferee, and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof.

Refusal to register

28. The Directors may in their discretion, and without assigning any reason therefor, refuse to register a transfer of any share. If the Directors refuse to register a transfer they shall, within two months, after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal as required by Section 69 of the Ordinance.

Common form of transfer

29. Every transfer of a share shall be made in the usual common form or as near thereto as the case will admit.

Proof of title

30. Every instrument of transfer shall be left at the office, accompanied by the certificate of the shares to be transferred, and such evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares, and be permanently deposited in the custody of the Company.

Fee for transfer

31. A fee, not exceeding two dollars, may be charged for each transfer, and shall, if required by the Directors, be paid before the registration thereof.

Registration Fees

32. A fee, not exceeding two dollars, may be charged for the registration of each of the following documents, namely:—

Appointment of Trustee in Bankruptcy,

Deed Poll,

Distringas,

Probate or Grant of Administration,

Porof of Death,

Proof of Marriage,

Power of Attorney,

Any Order of Court,

Sttutory Declaration,

or any other document which in the opinion of the Directors requires registration and such fee shall if required by the Directors be paid before the registration thereof.

Closure of register

33. The Register of transfer may be closed for such periods as the Directors may from time to time direct, but so that the same be not closed for a longer period in the whole than thirty days in any one year.

Transfers made during closed periods

34. Any transfer made while the Register is so closed shall, as between the Company and the person claiming under the transfer (but not otherwise), be considered as made immediately after the re-opening of the Register.

Registration to be conclusive

35. The registration of a transfer shall be conclusive evidence of the approval by the Board of the transferee.

Executors, etc., of Members

36. The executors or administrators of a deceased Member (or other representatives according to the law of the nationality of the deceased) shall be the only persons recognised by the Company as having any title to the shares registered in the name of any such Member (not being one of several joint holders), and in the case of the death of any one or more joint holders of any registered shares the survivors or survivor shall be the only persons recognised by the Company as having any title to or interest in such shares.

Guardians committees, etc.

37. Any guardian of an infant Member, and any committee of a lunatic Member, and any person becoming entitled to shares in consequence of the death, bankruptcy or liquidation of any Member, upon producing such evidence that he sustains the character in respect of which he purports to act under this clause or of his title, and that he is entitled so to act, as the Directors think sufficient, may, subject to Article 28 and to the regulations as to transfers herein contained, transfer such shares to himself or any other person. The clause is herein referred to as the “transmission clause”.

Forfeiture of Shares

Directors may require payment of call with interest and expenses

38. If any member fails to pay the whole or any part of any call or instalment on or before the day appointed for the payment thereof, the Directors may at any time thereafter during such time as the call or any part thereof remains unpaid serve a notice on him requiring him to pay such call or instalment or such part thereof as remains unpaid together with interest at 10 per cent per annum and any expenses that may have accrued by reason of such non-payment.

Notice requiring payment to contain certain particulars

39. The notice shall name a further day on or before which such call or such part as aforesaid and all interest and expenses that have accrued by such non-payment are to be paid. It shall also name the place where payment is to be made and shall state that in the event of non-payment at or before the time and at the place appointed the shares in respect of which such call was made will be liable to be forfeited.

On non-compliance with notice shares forfeited on resolution of Directors

40. If the requisitions of any such notice as aforesaid are not complied with any share in respect of which such notice has been given may at any time thereafter before payment of all calls or instalments, interest and expenses due in respect thereof has been made be forfeited by a resolution of the Directors to that effect.

Consequences of forfeiture

41. The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the member whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Presents expressly saved, or as are by the Ordinance given or imposed in the case of past members.

Shares forfeited belong to Company

42. Every share which shall be forfeited shall thereupon become the property of the Company and may be either sold or re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof or entitled thereto or sold or re-allotted or otherwise disposed of as the Directors shall think fit.

Directors may allow forfeited shares to be redeemed

43. Notwithstanding any such forfeiture as aforesaid, the Directors may at any time before the forfeited share has been otherwise disposed of permit the share so forfeited to be redeemed upon such terms as they think fit and if the shares shall have been forfeited under the provisions of these Articles upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share and upon such further terms (if any) as they shall see fit.

Holders of forfeited shares liable for calls made before forfeiture

44. A member whose shares have been forfeited shall notwithstanding be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture and interest thereon to the date of payment in the same manner in all respects as if the shares had not been forfeited and to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture without any deduction or allowance for the value of the shares at the time of forfeiture.

Notice of forfeiture to be given and entered in Register of Members

45. When any share has been forfeited in accordance with these Presents notice of the forfeiture shall forthwith be given to the holder of the share or the person entitled to the share by transmission as the case may be and an entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register opposite to the share; but the provisions of this Article are directory only and no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

Title to forfeited shares

46. A Statutory Declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited in pursuance of these Presents and stating the time when it was forfeited shall as against all persons claiming to be entitled to the share adversely to the forfeiture thereof be conclusive evidence of the facts therein stated and such declaration together with a certificate of proprietorship of the share under the Seal delivered to a purchaser or allottee thereof shall constitute a good title to the share and the new holder thereof shall be discharged from all calls made prior to such purchase or allotment and shall not be bound to see to the application of the purchase money nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

Certificate of forfeited shares to be delivered to the Company

47. In the event of a forfeiture of shares, the member shall be bound to deliver and shall forthwith deliver to the Company the certificate or certificates held by him for the shares so forfeited.

Lien and Sale

Company to have a paramount lien

48. The Company shall have a first and paramount lien upon all the shares registered in the name of each member whether solely or jointly with others for all calls upon such shares and also for all debts obligations engagements and liabilities whether liquidated or not of such member solely or jointly with any other person to or with the Company whether the period for the payment, fulfilment, or discharge thereof shall have actually arrived or not and such lien shall extend to all dividends from time to time declared on such shares and shall have priority over all debts obligations engagements and liabilities of such member to or with any other person notwithstanding that any such last mentioned debt obligation engagement or liability was incurred or undertaken prior in date to any debt obligation engagement or liability to the Company in respect of which they may claim to exercise the lien conferred on him by this Article and notwithstanding that the Company had full notice thereof.

Notice to pay amount due

49. The Directors may serve upon any member who is indebted or under obligation engagement or liability (whether liquidated or not) to the Company a notice requiring him to pay the amount due to the Company or satisfy the said obligation engagement or liability and stating that if payment is not made or the said obligation engagement or liability is not satisfied within a time (not being less than fourteen days) specified in such notice the shares held by such member will be liable to be sold and if such member shall not comply with such notice within the time aforesaid the Directors may sell such shares without further notice in such manner as they think fit.

Application of sale proceeds

50. Upon any sale being made by the Directors of any shares to satisfy the lien of the Company thereon the proceeds shall be applied first in the payment of all costs of such sale next in satisfaction of the debt obligation engagement or liability of the member to the Company and the residue (if any) shall be paid to the said member or as he shall direct.

Evidence

51. An entry in the minute book of the Company that any shares have been sold to satisfy a lien of the Company shall be sufficient evidence as against all persons entitled to such share that the said share was properly sold and such entry and the receipt of the Company for the price of such share shall constitute a good title to such share and the name of the purchaser shall be entered in the register as a member of the Company and he shall be entitled to a certificate of title to the share and thereupon he shall be deemed the holder of such share discharged from all calls due prior to such purchase and shall not be bound to see to the application of the purchase money. The remedy of the former holder of such share or of any person claiming under or through him shall be against the Company and in damages only.

Surrender of Shares

Terms of Surrender

52. The Directors may so far as the law permits accept from any shareholder a surrender of his shares or any part thereof as a compromise of any dispute or in lieu of forfeiture on such terms as may be agreed upon between such shareholder and the Company.

Alterations of Capital

Company may increase its capital

53. The Company may from time to time, by Ordinary Resolution increase its capital by the creation and issue of new shares, such aggregate increase to be of such amount and to be divided into shares of such respective amounts as the Company by the Resolution authorising such increase directs.

New shares considered as original capital and as ordinary shares

54. Subject to the directions that may be given by the Resolution under the powers in these presents contained relating to the issue of new shares any capital raised by the creation of new shares shall be considered as part of the original capital and shall without exception be subject to the same provisions with reference to the payment of calls transfer transmission forfeiture lien and otherwise as if it had been part of the original capital.

55. The Company may by Special Resolution:—

Consolidation subdivision and reduction of capital

(a)	Consolidate and subdivide its capital into shares of larger amount than its existing shares.

(b)	By subdivision of its existing shares or any of them divide the whole or any part of its capital into shares of smaller amount than is fixed by the Memorandum of Association; provided that in the sub-division of the existing shares the proportion between the amount paid and the amount (if any) unpaid on each share of reduced amount shall be the same as it was in the case of the existing share from which the share of reduced amount is derived.

(c)	Cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(d)	Reduce its capital in any manner allowed by law.

Modification of Rights

Rights of members may be modified

56. Whenever the capital is divided into different classes of shares the rights and privileges attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class. To every such separate General Meeting the provisions of these Articles relating to General Meetings shall mutatis mutandis apply but so that at every such separate General Meeting the quorum shall be person or persons holding or representing by attorney or proxy one-half of the issued shares of the class.

Notice of General Meetings

Seven days’ notice to be given

57. Seven days’ notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) and in case of special business twenty-one days’ notice at the least specifying the place the day and the hour of Meeting and in case of special business the general nature of such business shall be given to the members in manner hereinafter mentioned or in such other manner (if any) as may be prescribed by the Company in General Meeting. PROVIDED that with the consent of all the members entitled to receive notice of a particular meeting, that meeting may be convened by such shorter notice or without formal notice and in such manner as those members think fit.

Effect of omission

58. The accidental omission to give any such notice to or the non-receipt of any such notice by any of the members shall not invalidate any resolution passed at any such meeting.

General Meetings

General Meetings

59. (i) A General Meeting shall be held once in every year at such time (not being more than fifteen months after the holding of the last preceding General Meeting) and place as may be prescribed by the Company in General Meeting and if no other time or place is prescribed a General Meeting shall be held at such time and place as the Directors may from time to time determine. General Meetings held under this Article shall be called Ordinary Meetings. General Meetings other than the Ordinary Meetings shall be called Extraordinary Meetings:

(ii) General Meetings whether Ordinary or Extraordinary may be held in Hong Kong or such other place from which the business of the Company is from time to time being directed or in which a majority of the shareholders is from time to time resident.

How Extraordinary Meeting may be called

60. The Directors may whenever they think fit call an Extraordinary Meeting of the Company and the Directors shall call an Extraordinary Meeting whenever a requisition in writing signed by members of the Company holding in the aggregate not less than one-tenth in amount of the issued capital of the Company upon which all calls or other sums then due shall have been paid up, and stating fully the objects of the meeting, shall be deposited at the office of the Company.

If Directors neglect to call meeting requisitionists may call it

61. If the Directors within fourteen days after the deposit of any such requisition do not issue notices calling a meeting in accordance therewith for a day not more than twenty-one days after such deposit, the requisitionists or a majority of them in value, or any other members holding the required amount of capital, may themselves convene an Extraordinary Meeting for the business prescribed in the requisition, to be held at such time, within three months from the date of such deposit, and at such place as they think fit.

Proceedings at General Meetings

Business of Annual General Meetings

62. The business of an Annual General Meeting, other than the first one, shall be to receive and consider the accounts and balance sheet and the reports of the Directors and Auditors, to elect Directors and Auditors in place of those retiring and fix their remuneration and to sanction a dividend, and to transact any other business which under these Presents ought to be transacted at an Annual General Meeting. All other business transacted at an Annual General Meeting and all business transacted at an Extraordinary Meeting shall be deemed special.

Quorum at General Meetings

63. No business shall be transacted at any General Meeting, except the declaration of a dividend or the adjournment of the Meeting, unless a quorum of Members is present at the time when the Meeting proceeds to business; and such quorum shall consist of not less than two Members present in person or by attorney or proxy.

If quorum not present what shall be done

64. If within half an hour from the time appointed for the Meeting a quorum be not present the Meeting if convened upon the requisition of Members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place and if at such adjourned Meeting a quorum be not present any one Member present shall be deemed to be a quorum and may do all business which a full quorum might have done.

Chairman of Directors to preside at all Meetings

65. The Chairman (if any) of the Directors shall preside at every General Meeting but if there be no such Chairman or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same or shall be unwilling to act as Chairman the members present shall choose a Director or if no Director be present or if all the Directors present decline to take the Chair they shall choose some member present to be Chairman of the meeting.

How Meeting may be adjourned

66. The Chairman may, with the consent of the meeting adjourn any meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for twenty-one days or more notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

How questions decided

67. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by at least one member present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

Poll to be taken as Chairman shall direct

68. If a poll be demanded in manner aforesaid it shall be taken at such time and place and in such manner as the Chairman shall direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

No poll in certain cases

69. No poll shall be demanded on any question of adjournment.

Business to be continued if poll demanded

70. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Votes of Members

Members to have one vote or one vote for every share

71. Votes may be given by members present in person or by attorney or proxy and on a show of hands every member shall have one vote only. In case of a poll every Member shall have one vote for every share held by him.

Who may vote for persons entitled by transmission, etc. and subject to what conditions

72. Any person entitled under the Transmission Article to transfer any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares provided that forty-eight hours at least before the time of holding the meeting at which he proposes to vote he shall satisfy the Directors of his right to transfer such shares and the Directors shall previously to such meeting consent to allow him to vote thereat in respect of such shares. Any member who shall have become bankrupt shall not while his bankruptcy continues be entitled to exercise the rights of a member to attend vote or act at any meeting of the Company.

Votes of lunatic and other members

73. If any member be a lunatic, idiot or non compos mentis he may vote by his committee curator bonis or other legal curator and such last mentioned persons may give their votes either personally or by proxy.

Votes of joint holders of shares

74. If two or more persons are jointly entitled to a share then in voting on any question the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of other registered holders of the share and for this purpose seniority shall be determined by the order in which the names stand in the Register.

Votes by attorney and proxy permitted

75.   (a) The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised.

(b) A proxy need not be a member of the Company.

(c) A Member which is a corporation may further by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company pursuant to Section 115 of the Ordinance or any amendment or re-enactment thereof.

Power to be deposited at office

76. The power of attorney or the instrument appointing a proxy and the power of attorney (if any) under which it is signed shall be deposited at the registered office of the Company not less than 24 hours before the time for holding the meeting at which the person or persons named in such instrument propose to vote.

Form of proxy

77. A proxy may be appointed generally or for a specified period or for a specified meeting. The instrument of proxy whether for a specified meeting or otherwise shall as far as the circumstances will admit be in the form or to the effect following:—

DOW CHEMICAL (H.K.) LIMITED

I                     of                     being a member of the above-named Company hereby appoint                     of                     or failing him                     of                      or failing him                     of                     as my proxy, to vote for me and on my behalf, at all Ordinary or Extraordinary General Meetings of the Company for                     months from the date hereof or at the Ordinary (or Extraordinary as the case may be) General Meeting of the Company to be held on the                     day of                     and at any adjournment thereof.

As Witness my hand, this                     day of                     , 19        .

Signed by the said                     in the presence of

When vote by proxy valid though authority revoked

78. A vote given in accordance with the terms of a power of attorney or an instrument of proxy shall be valid notwithstanding the previous death of the principal, or revocation of the power of attorney or proxy, or transfer of the share in respect of which the vote is given provided that no intimation in writing of the death, revocation or transfer shall have been received at the Office before the meeting.

No member shall be entitled to vote, etc. while call due to the Company

79. No member shall be entitled to be present or to vote on any question either personally or by proxy or as proxy for another member at any general meeting or upon a poll or be reckoned in a quorum whilst any call or any other sum shall be overdue and unpaid to the Company in respect of any of the shares of such member.

Directors

Number of Directors

80. Unless otherwise determined by the Company in General Meeting the number of Directors shall be not less than two nor more than twelve.

First Directors

81. The first Directors of the Company shall be appointed by the subscribers to the Memorandum of Association.

Alternate Directors

82. Any Directors may at any time and from time to time appoint any person to be his alternate Director and may at any time remove from office the alternate Director so appointed by him and appoint another in his place. An alternate Director shall not be entitled to receive any remuneration from the Company but shall otherwise be subject to the provisions of these Articles with regard to Directors. An alternate Director shall subject to his giving to the Company an address within the Colony of Hong Kong at which notice may be served upon him be entitled to receive notices of all meetings of the

Directors and to attend and vote as a Director at any meeting at which the Director by whom he was appointed is not personally present and generally in the absence of such appointor to perform all the functions of his appointor as Director. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director. All appointments and removals of alternate Directors shall be effected by notice in writing sent to or left with the Company signed by the Director making or revoking such appointment.

No share qualification necessary for Directors

83. A Director shall not require any qualification shares.

Directors’ Remuneration

Remuneration

84. The Directors shall receive such remuneration for their services for each year as the Members shall from time to time in General Meeting determine and the Members in General Meeting may decide in what shares or proportions such remuneration shall be divided or allotted and such remuneration may be either by a fixed sum or a percentage of profits or otherwise as may be determined by the Members in General Meeting. In the event of a Director retiring or for any other cause vacating his office before the end of any year his remuneration shall be deemed to have accrued up to the date when his office as a Director shall have been vacated. If any of the Directors shall be called upon to perform extra services the Members in General Meeting may remunerate the Director or

Directors so doing either by a fixed sum or a percentage of profits or otherwise as may be determined by them and such remuneration may be either in addition to or in substitution for the share of such Director or Directors in the remuneration provided for the Directors. The Directors shall also be entitled to be repaid all travelling hotel and other expenses reasonably incurred by them respectively in or about the performance of their duties as Directors.

Powers of Directors

General Powers of Company vested in Directors

85. The management of the business and the control of the Company shall be vested in the Directors who may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by Ordinance expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to such regulations (not being inconsistent with the provisions of the Ordinance or with these presents) as may from time to time be made by extraordinary resolution but no regulation shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

Other Directors

86. The Directors shall have power from time to time to appoint any other persons to be Directors, but so that the total number of Directors shall not at any time exceed the maximum number fixed as above and so that no such appointment shall be effective unless all of the then Directors concur therein.

Directors may act notwithstanding vacancies but only fill vacancies if less than two

87. The continuing Directors at any time may act notwithstanding any vacancy in their body; provided always that in case the Directors shall at any time be reduced in number to less than two it shall be lawful for the continuing Director to act for the purpose of appointing another or other Directors under the provisions of the last preceding Article but not for other purposes.

Directors may hold other office

88. A Director may hold any other office under the Company in conjunction with his office of Director except the office of Auditor and a Director may be or become a Director of any company promoted by this Company or in which it may be interested as a vendor shareholder or otherwise and no such Director shall be accountable for any benefits received as a Director or Manager of such company.

Directors may resign on giving one month’s notice

89. A Director may resign from his office upon giving one month’s notice in writing to the Company of his intention so to do and such resignation shall take effect upon expiration of such notice or its earlier acceptance.

Directors may appoint Attorneys

90. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

Borrowing Powers

Directors may borrow

91. The Directors may from time to time borrow from bankers or others for the temporary purposes of the Company by way of bills overdraft cash credit or other usual means of obtaining trading accommodation such sum or sums of money as they in their discretion shall consider necessary or desirable for the proper and convenient administration of the Company’s finances.

Directors may issue Debentures

92. In addition to the moneys so borrowed under the preceding Article the Directors may from time to time at their discretion raise or borrow money for the purposes of the Company and may secure the payment of the same by mortgage or charge upon the whole or any part of the assets and property of the Company (present or future) including its uncalled or unissued capital and may issue bonds debentures or debenture stock either charged upon the whole or any part of the assets and property of the Company or not so charged.

How debentures may be issued

93. Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any or special privileges as to redemption surrender drawings allotment of shares attending and voting at General Meetings of the Company appointment of Directors and otherwise.

Register of mortgages to be kept

94. The Directors shall cause a proper Register to be kept, in accordance with the Ordinance, of all Mortgages and Charges specifically affecting the property of the Company; and shall duly comply with the requirements of the Ordinance, in regard to the registration of Mortgages and Charges therein specified and otherwise.

Register of mortgages

95. The Register of Mortgages shall be open to inspection by any creditor or Member of the Company without payment and by any other person on payment of the sum of one dollar for each inspection.

Register of debenture holders

96. A Register of the holders of the debentures of the Company shall be kept at the Registered Office of the Company and shall be open to the inspection of the registered holder of any debentures and of any Member of the Company at any time between the hours of two and four in the afternoon. The Directors may close the said Register for such period or periods as they may think fit not exceeding in the aggregate thirty days in each year.

Managing Directors

Managing Directors

97. The Directors may from time to time appoint one or more of their body or any other person or persons to be a Managing Director or Managing Directors of the business of the Company for such period and upon terms including his or their remuneration as they think fit, and may from time to time subject to contractual obligations remove him or them from office and appoint another or others in his or their place or places.

What provisions Managing Director will be subject to

98. A Managing Director shall not, while he continues to hold that office, be subject to retirement by rotation, and he shall not be reckoned as a Director for the purpose of determining the rotation of retirement of Directors or in fixing the number of Directors to retire, but (subject to the provisions of any contract between him and the Company) he shall be subject to the same provisions as to resignation and removal as the other Directors of the Company, and he shall, ipso facto and immediately, cease to be a Managing Director if he cease to hold the office of Director from any cause.

Powers of Managing Directors

Powers of Managing Directors

99. The Managing Director or Directors shall have the management of the ordinary business of the Company and may do and execute all such contracts acts deeds matters and things as may be considered by him or them requisite or expedient in connection therewith but subject to any directions that may from time to time be given by the Directors provided that no directions shall invalidate any prior act of the Managing Director or Directors which would have been valid if such directions had not been given.

Special Powers to Managing Directors

100. The Directors may from time to time entrust to and confer upon the Managing Director for the time being such of the powers exercisable under these Presents by the Directors as they think fit and may confer such powers for such time and to be exercised for such objects and purposes and upon terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and substitution for all or any of the powers of the Directors in that behalf and from time to time may revoke withdraw alter or vary all or any of such powers.

Proceedings of Directors

Register of Directors and notification of changes to Registrar

101. The Company is to keep at its registered office a Register containing the names and addresses and occupations of its Directors and is to send to the Registrar of Companies a copy of such Register and shall from time to time notify to the Registrar any change that takes place in such Directors as required by the Ordinance.

Meetings of Directors and Quorum

102. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit and determine the quorum necessary for the transaction of business. Until otherwise determined, two Directors shall constitute a quorum. Meetings may be held in Hong Kong or any other place from which the business of the Company is from time to time directed.

Director may call meeting of Directors

103. A Director may and at the request of a Director the Secretary shall at any time summon a meeting of the Directors by notice served upon them.

How questions decided

104. (a) Questions arising at any meeting shall be decided by a majority of votes. In case of equality of voting, the Chairman shall have a second or casting vote.

(b) Where a Director is a corporation, it may vote and act by its Board of Directors or other governing body.

Chairman

105. The Directors may elect a Chairman and a Deputy Chairman of their meetings, and may determine the period for which such officers shall respectively hold office. In the absence of the Chairman (if any) the Deputy Chairman (if any) shall preside. If such officers have not been appointed or if neither be present at the time appointed for a meeting, the Directors present shall choose some one of their number to be Chairman at such meeting.

A quorum may act

106. A meeting of Directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions, by or under the regulations of the Company for the time being vested in or exercisable by the Directors generally.

Power to appoint Committees and to delegate

107. The Directors may delegate any of their powers to Committees consisting of such member or members of their body as they think fit. Any Committee so formed shall in the exercise of the powers so delegated, conform to any regulations that may, from time to time, be imposed on it by the Directors.

Proceedings of Committees

108. The meetings and proceedings of any such Committee consisting of two or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors, so far as the same are applicable thereto and are not superseded by the express terms of the appointment of the Committee, or by any such regulations as aforesaid.

Acts of Directors or Committee valid notwithstanding defective appointment, etc.

109. All acts done by any meeting of the Directors, or by a Committee of Directors, or by any person acting as a Director shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such Directors or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

Resolution in writing binding

110. A resolution in writing, signed by all the Directors and consisting of one document or separate copies prepared and/or circulated for the purpose shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. A cable or telex message sent by a Director shall be deemed to be a document signed by him for the purposes of this paragraph.

111. Meetings of the Directors and of any Committee of the Directors may be held from time to time in any part of the world as may be convenient for the majority.

Minutes

112. The Directors and any Committee of Directors shall cause minutes to be duly entered in books provided for the purpose: —

(a) Of all appointments of officers;

(b) Of the names of Directors present at each meeting of the Directors and of any Committee of Directors;

(c) Of all orders made by the Directors and Committees of Directors;

(d) Of all resolutions and proceedings of general meetings and of meetings of the Directors and Committees.

And any such minutes of any meeting of the Directors or of any Committee or of the Company, if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

Rotation of Directors

Rotation and retirement of Directors

113. At the Annual General Meeting to be held next after the adoption of these Presents and at every succeeding Annual General Meeting one Director shall retire from office and shall be eligible for re-election.

Which to retire

114. The Director to retire under the last preceding Article shall be the Director who has been longest in office. As between two or more Directors who have been in office an equal length of time the Director to retire shall in default of agreement between them be determined by lot. The length of time a Director has been in office shall be computed from his last election or appointment where he has previously vacated office.

Other persons eligible under certain circumstances

115. Twenty-eight days’ previous notice in writing shall be given to the Company of the intention of any Member to propose any person other than a retiring Director for election to the office of Director: Provided always that if the Members present at the General Meeting unanimously consent the Chairman of such Meeting may waive the said notice and may submit to the Meeting the name of any person.

Vacancies to be filled by a general meeting

116. The Company at any general meeting at which a Director retires in manner aforesaid shall if possible fill the vacated office unless at such meeting it is determined to reduce the number and also may without notice in that behalf fill any other vacancies.

Retiring Directors to remain in office until successors are appointed

117. If at any general meeting at which an election of Directors ought to take place the office of the retiring Directors are not filled up the retiring Directors may continue in office until the annual meeting in the next year, and so on from year to year unless the number shall be reduced as aforesaid.

Directors may fill casual vacancies

118. Any casual vacancy occurring among the Directors may be filled by the Directors but any person so chosen shall retain his office only so long as the vacating Director would have retained the same if no vacancy had occurred.

Increasing or reducing the number of Directors

119. The Company in general meeting may from time to time increase or reduce the number of Directors and may also determine in what rotation such increased or reduced number is to go out of office.

Disqualification of Directors

How Directors disqualified

120. The Office of a Director shall be vacated: —

(a)	If he resign his office by notice in writing to the Company.

(b)	If he become a lunatic or of unsound mind or all the other Directors shall unanimously resolve that he is physically or mentally incapable of performing the functions of Director.

(c)	If he become a bankrupt, suspend payment or compound with his creditors.

Provided always that until an entry of his office having been so vacated be made in the Minutes of the Directors his acts as a Director shall be as effective as if his office were not vacated.

Directors may be removed by Extraordinary Resolution

121. The Company may by Extraordinary Resolution remove any Director and may by any Ordinary Resolution appoint another in his stead; but any person so appointed shall hold office only so long as the Director in whose place he is appointed would have held the same if he had not been removed.

Directors may contract with Company

122. (a) No Director or intended Director shall be disqualified by his office from contracting with the Company either as vendor purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company with any company or partnership of or in which any Director shall be a member or otherwise interested be capable on that account of being avoided, nor shall any Director so contracting or being such member or so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established. Provided always that each Director shall forthwith disclose the nature of his interest in any contract or arrangement in which he is interested but shall nevertheless be entitled to vote in respect of any such contract or arrangement.

(b) A general notice that any Director is a member of any specified firm or company and is to be regarded as interested in any contract or arrangement with such firm or company shall be sufficient disclosure under this Article, and after such general notice it shall not be necessary to give any special notice relating to any particular contract or arrangement with such firm or company.

Local Managers

Appointment

123. The Directors may provide for the local management of the Company’s affairs abroad, in such manner as they shall think fit, either by establishing Local Boards or Local Agencies, or appointing Managers or Attorneys, or by committing such management to any other company, firm or person residing or carrying on business in the locality where the Company’s affairs are to be carried on; and any Local Boards, Local Agencies, Managers, Attorneys, company, firm, or person to whom such management shall be entrusted are hereinafter referred to as “The Local Managers”.

Powers

124. The Directors may from time to time delegate to the Local Managers any of the powers, authorities and discretions vested in the Directors and required to be exercised, and may give to them powers of sub-delegation and may, for the purposes aforesaid, execute and deliver such powers of attorney as they shall think fit.

Duties and their exercise

125. The Directors may make regulations declaring the manner in which the Local Managers are to exercise the powers, duties, authorities, and discretions vested in them, and where the Local Managers consist of two or more persons may empower any one or more of them to act without the concurrence of the other or others of them, and may direct the manner in which and times when meetings of the Local Managers are to be held and fix the quorum for such meetings and declare how any vacancy or vacancies in their body is or are to be filled up.

Remuneration

126. The Directors may fix and pay the remuneration of the Local Managers in such manner as they shall think fit, and may subject to contractual obligations remove any Local Manager or Local Managers and appoint another or others in his or their place or places.

Reports

127. The Local Managers shall be bound to conform to all directions or orders given to them by the Directors, and shall be bound to keep proper minutes or records of all their transactions in connection with the affairs of the Company, and to transmit copies of such minutes or records to the Directors not less frequently than once in every calendar month.

Secretary

Directors may appoint Secretary

128. The Directors may from time to time by resolution appoint or remove a Secretary. In the event that the Secretary appointed is a corporation or other body, it may act and sign by the hand of any one or more of its Directors or officers duly authorised.

Seal

Seal to be procured and how used

129. The Director

(a) The Directors shall provide for the safe custody of the Common Seal of the Company. The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors and in the presence of one of the Directors and such person shall sign every instrument to which the Seal of the Company is so affixed in his presence.

(b) The Company shall be entitled to exercise the powers conferred by Section 35 of the Ordinance or any amendment or re-enactment thereof to use an official seal in any country or place outside the Colony of Hong Kong.

Accounts

Accounts to be kept

130. The Directors shall cause true accounts to be kept of all sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the assets, credits and liabilities of the Company.

Where to be kept

131. The books of account shall be kept at the office or at such other place or places as the Directors think fit.

Annual account and balance-sheet

132. At the ordinary meeting in each year, the Directors shall lay before the Company a profit and loss account and a balance-sheet, containing a summary of the property and liabilities of the Company, made up to a date not more tharn twelve months before the meeting from the time when the last preceding account and balance-sheet were made up.

Annual report of Directors

133. Every such balance-sheet shall be accompanied by a report of the Directors as to the state and condition of the Company, and as to the amount which they recommend to be paid out of the profits by way of dividend or bonus to the members, and the amount (if any) which they propose to carry to the reserve fund, according to the provisions in that behalf herein contained; and the account, report and balance-sheet shall be signed by two Directors.

Audit

Annual audit

134. Once at least in every year the accounts of the Company shall be examined, and the correctness of the profit and loss account and balance-sheet ascertained by one or more Auditor or Auditors. The appointment and duties of such Auditor or Auditors shall be in accordance with the provisions of the Ordinance or any other statute which may be in force in relation to such matters.

Casual vacancy

135. If any casual vacancy occurs in the office of auditors, the Directors may fill up the same, but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act.

Audited account to be conclusive

136. Every account of the Directors when audited and approved by a General Meeting shall be conclusive, except as regards any error discovered therein within three months next after the approval thereof. Whenever any such error is discovered within that period, the account shall forthwith be corrected, and thenceforth shall be conclusive.

Appropriation of Profits

Application of profits

137. Subject to the provisions hereof the profits of the Company shall be divisible among the members in proportion to the amount paid up on the shares held by them respectively.

Payment in advance of call

138. Where money is paid up in advance of calls upon the footing that the same shall carry interest such money shall carry interest accordingly and shall not confer a right to participate in profits.

Declaration of dividend

139. The Company in general meeting may declare a dividend to be paid to the members according to their rights and interests in the profits. Provided always that the Company may at any general meeting declare a dividend to be paid to one class of shareholders to the exclusion of any other class of shareholders provided further that such distribution to such class shall be proportionate to the amount that class of capital has to the issued capital of the Company.

Provision as to dividend

140. No larger dividend shall be declared than is recommended by the Directors but the Company in general meeting may declare a smaller dividend.

Dividends payable out of profits

141. No dividend shall be payable except out of the profits of the Company. No dividend shall carry interest.

Declaration of Directors as to profits conclusive

142. The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

Interim dividends

143. The Directors may from time to time pay to the members according to their respective rights in respect of the profits of the Company on account of the next forthcoming dividend such interim dividend as in their judgment the position of the Company justifies.

Debts may be deducted

144. The Directors may retain any dividends on which the Company has a lien and may apply the same in or towards satisfaction of the debts liabilities or engagements in respect of which the lien exists:

Effect of transfer

145. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

Power to retain Dividends

146. The Directors may retain the dividends payable upon registered shares in respect of which any person is, under the Transmission Article, entitled to become a member, or which any person under that Article is entitled to transfer until such person shall become a member in respect of such shares or shall duly transfer the same.

Payment by post

147. Unless otherwise directed any dividend may be paid by cheque warrant or post office order sent through the post to the registered address of the member entitled or in case of joint holders to that one whose name stands first on the register in respect of the joint holding and every cheque so sent shall be made payable to the order of the person to whom it is sent.

Company not responsible for loss

148. The Company shall not be responsible for the loss of any cheque warrant or post office order which shall be sent by post duly addressed to the member for whom it is intended.

Unclaimed dividends

149. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

Reserve Fund

Formation and objects of reserve fund

150. The Company in General Meeting may before declaring any dividend or bonus in respect of any class of shares out of or in respect of the earnings or profits of the Company for any yearly or other period cause to be reserved or retained and set aside out of such profits such sum as may then be determined to form a Reserve Fund to meet contingencies or depreciation in the value of the property of the Company or for equalizing dividends or for repairing improving and maintaining the property of the Company providing against losses meeting claims on or liabilities of the Company or for such other purposes as the Directors shall in their absolute discretion think conducive to the interests of the Company.

Capitalisation

151. (a) The Company in General Meeting may upon the recommendation of the Board resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be: not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Board shall give effect to such resolution: Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

(b) Whenever such a resolution as aforesaid shall have been passed the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board to make such provision by the issue of fractional certificates or by payment in cash or otherwise as it thinks fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such members.

Investment of reserve fund

152. All moneys carried to the Reserve Fund and all other moneys of or borrowed by the Company while not immediately applicable or required for any payment to be made by the Company may be either employed in the business of the Company without being kept separate from the other assets, or be invested by the Directors upon such securities (other than the purchase of or a loan upon shares of the Company) as the Directors may from time to time think proper with power for them from time to time to deal with and vary such investments and to dispose of all or any part thereof for the benefit of the Company and divide the Reserve Fund into such special funds retransfer the Reserve Fund or any part thereof to the credit of Profit and Loss account or otherwise deal with the same as they may think fit.

Notices

How notice to be served on members

153. Every member shall register with the Company an address either in Hong Kong or elsewhere to which notice can be sent and if any member shall fail so to do notice may be given to such member by sending the same in any of the manners hereinafter mentioned to his last known place of business or residence or, if there be none, by posting the same for three days at the office of the Company.

154. A notice may be given by delivery, prepaid letter (airmail in the case of a registered address outside Hong Kong), cable or telex message.

155. (a) A notice delivered to the registered address shall be deemed to have been served at the time of delivery.

(b) A notice sent by prepaid letter to an address in Hong Kong shall be deemed to have been served on the day following its posting.

(c) A notice sent by prepaid airmail letter to an address outside Hong Kong shall be deemed to have been served on the fifth day following its posting.

(d) A notice sent by cable or telex message shall be deemed to have been served on the day following the despatch of the cable or telex message.

(e) In the case of a notice sent by prepaid letter, in proving service thereof it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed and stamped and was deposited in a post box or at the post office.

Notice to joint holders by post

156. All notices with respect to shares standing in the names of joint holders shall be given to whichever of such persons is named first in the register and notice so given shall be sufficient notice to all the holders of such shares.

Transferees to be bound by prior notice

157. Any person who by operation of law transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which previously to his name and address being entered on the register shall be duly given to the person from whom he derives his title to such share.

Notice valid though member deceased

158. Any notice or document delivered or sent by post or left at the registered address of any member in pursuance of these Presents, shall notwithstanding such member be then deceased and whether or not the Company have notice of his decease be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such member until some other person be registered in his stead as the holder or joint holder thereof and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his or her executors or administrators and all persons (if any) jointly interested with him in any such share.

How time to be reckoned and notice signed

159. When a given number of days’ notice or notice extending over any other period is required to be given, the day of service shall but the day upon which such notice will expire shall not be included in such number of days or other period. The signature to any notice to be given by the Company may be written or printed.

Indemnity

Indemnity

160. Every Director, Manager, or officer of the Company or any person (whether an officer of the Company or not) employed by the Company as auditor shall be indemnified out of the funds of the Company against all liability incurred by him as such Director, Manager, officer or auditor in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under Section 358 of the Companies Ordinance in which relief is granted to him by the Court.

Individual responsibility of Directors

161. No Director or other officer of the Company shall be liable for the acts receipts neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or for any other loss damage or misfortune whatever which shall happen in the execution of the duties of his respective office or in relation thereto unless the same happen through his own wilful act or default.

Winding Up

Distribution of assets

162. If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up Capital, such assets shall be distributed so that as near as may be the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively and if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up the excess shall be distributed among the members in proportion to the Capital at the commencement of the winding up paid up or which ought to have been paid up on the shares held by them respectively. But this Article is to be without prejudice to the rights of the holders of any shares issued upon special terms and conditions.

Distribution of assets in specie

163. (a) If the Company shall be wound up whether voluntarily or otherwise the liquidators may with the sanction of an extraordinary resolution divide among the contributories in specie or kind any part of the assets of the Company and may with the like sanction vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories or any of them as the liquidators with the like sanction think fit.

(b) If thought expedient any such division may be otherwise than in accordance with the legal rights of the contributories (except where unalterably fixed by the Memorandum of Association) and in particular any class may be given preferential or special rights or may be excluded altogether or in part; but in case any division otherwise than in accordance with the legal rights of the contributories shall be determined on any contributory who would be prejudiced thereby shall have a right to dissent.

At an Extraordinary General Meeting of shareholders of the Company held at 601 Union House, Hong Kong on the 11th day of February, 1974 the following resolution was duly passed as a Special Resolution:—

“That the name of the Company be changed to Dow Chemical (Hong Kong) Limited.”

At an Extraordinary General Meeting of the Shareholders of the above-named Company, duly convened and held at New Henry House, 8th floor, 10 Ice House Street, Hong Kong on 28th August, 1974 the following Resolution was passed as a Special Resolution:—

“That the authorised capital of the Company be increased from HK$1,000 to HK$7,700,000 by the creation of additional 76,990 ordinary shares of HK$100 each ranking pari passu in all respects with the existing Ordinary Shares.”

At an Extraordinary General Meeting of the Shareholders of the above-named Company, duly convened and held at New Henry House, 8th floor, 10 Ice House Street, Hong Kong, on 16th September, 1974 at 10.00 a.m. the following Resolution was passed as a Special Resolution:—

“That Clause No. 128 of the Company’s Articles of Association be amended by adding ‘or Assistant Secretary’ after the word ‘Secretary’. The whole Clause should read as follows:—

“The Directors may from time to time by resolution appoint or remove a Secretary or Assistant Secretary. In the event that the Secretary or Assistant Secretary appointed is a corporation or other body, it may act and sign by the hand of any one or more of its Directors or officers duly authorised.” ”

And

“That Clause No. 129(a) of the Company’s Articles of Association be deleted by substituting the following amended Clause:—

“The Directors shall provide for the safe custody of the Common Seal of the Company. The Seal of the Company shall not be affixed to any instrument except in the presence of one Director or the Secretary or Assistant Secretary or such person as authorised by the Board and that the Director, or the Secretary or Assistant Secretary or such person shall sign every instrument to which the seal of the Company is so affixed in his presence.” ”

THE COMPANIES ORDINANCE

(CHAPTER 32)

DOW CHEMICAL (HONG KONG) LIMITED

PASSED ON THE 20TH DAY OF MAY, 1993

SPECIAL RESOLUTION

The following resolution was passed as a Special Resolution at an Extraordinary General Meeting of the Company held at 47/F., Sun Hung Kai Centre, 30 Harbour Road, Hong Kong on 20th day of May, 1993 at 12:00 noon:–

“That the clause 129 (a) of the Company’s Articles of Association be delated and that the following new 129 (a) be substituted therefor:–

“129(a)	The Directors shall provide for the safe custody of the Common Seal of the Company. The Seal of the Company shall not be affixed to any instrument except in the presence of one Director or the Secretary or Assistant Secretary or such person as authorized by the Board and that the Director, or the Secretary or Assistant Secretary or such person shall sign every instrument to which the seal of the Company is so affixed in his presence.”

Company No.: 35391

THE COMPANIES ORDINANCE

(CHAPTER 32)

SPECIAL RESOLUTIONS

OF

DOW CHEMICAL (HONG KONG) LIMITED

PASSED ON THE 24th DAY OF November, 1997

FILED 存案 30-12-1997 for Registrar of Companies

By resolutions in writing of all the shareholders pursuant to section 116B of the Companies Ordinance duly passed on November 24, 1997, the following resolutions were passed as special resolutions:-

(a) deleting 'and so that no such appointment shall be effective unless all of the then Directors concur therein' in article 86.

(b) deleting article 110 and substituting by the following:-

RECEIVED 收件日期 30-12-1997 COMPANIES REGISTRY (Administration Section) 公司註冊處 (行政組)

The Dow Chemical Company
Shareholder

Andrew Nicholas Liveris
Shareholder

THE COMPANIES ORDINANCE

(CHAPTER 32)

SPECIAL RESOLUTIONS

OF

DOW CHEMICAL (HONG KONG) LIMITED

PASSED ON THE 4th DAY OF November, 1999

By resolutions in writing of all shareholders of the Company pursuant to Section 116B of the Companies Ordinance duly passed on November 4, 1999, the following resolutions were passed as special resolutions:-

“That the Articles of Association of the Company be amended as follows:-

(a)	by inserting the following new Article 81A after Article 81:-

‘Increase or Reduce the Number of Directors

Appointment of Additional Directors

81A.	The Company may from time to time by ordinary resolution increase or reduce the number of Directors authorised by Article 80 hereof provided that the minimum number of Directors shall not, in any circumstances, be less than two. The Company shall further have power by ordinary resolution to appoint any person as an additional Director.’

(b)	by deleting in its entirety the existing Articles 113 to 119 together with the heading “Rotation of Directors” and margin notes;